UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 3, 2006

MICROFINANCIAL INCORPORATED

(Exact name of registrant as specified in its charter)

MASSACHUSETTS

(State or other jurisdiction of incorporation)

1-14771	04-2962824
(Commission file number)	(IRS Employer Identification Number)

10-M Commerce Way, Woburn, MA 01801

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 781-994-4800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 3, 2006, the Compensation and Benefits Committee of the Registrant’s Board of Directors approved the grant of certain equity awards to executive officers and to non-employee directors of the Registrant as specified below. The grants to directors were made as part of the annual director compensation package detailed in the Registrant’s Current Report on Form 8-K filed on July 20, 2006. The grants to executive officers were made under the Registrant’s bonus program for 2005. Each of the grants listed below was fully vested upon receipt:

Executive Officer	Title	Number of Shares
Richard F. Latour	President and Chief Executive Officer	20,141
James R. Jackson, Jr.	Vice President and Chief Financial Officer	8,803
Stephen Constantino	Vice President, Human Resources	4,225
Thomas Herlihy	Vice President of Sales and Marketing, TimePayment Corp	7,042
Steven J. LaCreta	Vice President, Lessee Relations	4,930

Non-Employee Director	Number of Shares
Brian E. Boyle	2,750
Torrence Harder	2,750
Fritz VonMering	2,750
Alan Zakon	2,750

Item 2.02.	Results of Operations and Financial Condition.

On February 8, 2006, the Registrant announced its results of operations for the fiscal quarter and year ended December 31, 2005. Pursuant to Form 8-K, General Instruction F, the Registrant hereby incorporates by reference the press release attached hereto as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Exhibit Title

Exhibit 99	Press Release dated February 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROFINANCIAL INCORPORATED

Registrant

By: /s/ James R. Jackson, Jr.
James R. Jackson, Jr.

Vice President and Chief Financial Officer

Dated: February 9, 2006